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                                                                     EXHIBIT 5.1

                               HEYMAN & SIZEMORE
                                ATTORNEYS AT LAW
                            2300 INTERNATIONAL TOWER
                           229 PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA 30303-1608

                           TELEPHONE: (404) 521-2268
                           FACSIMILE: (404) 521-2838

                                August 12, 1999

NEAL H. RAY

Gray Communications Systems, Inc.
126 North Washington Street
Albany, Georgia 31701



Gentlemen:

     We are acting as your counsel in connection with the Registration Statement on Form S-4 with exhibits thereto (the "Registration Statement") filed by Gray Communications Systems, Inc., a Georgia corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of shares (the "Shares") of Class B Common Stock, no par value, of the Company to be issued in connection with certain proposed acquisitions by the Company pursuant to the provisions of an Agreement and Plan of Merger dated as of April 13, 1999 by and among the Company, Gray Communications of Texas, Inc. and KWTX Broadcasting Company and an Agreement and Plan of Merger dated as of April 13, 1999 by and among the Company, Gray Communications of Texas, Inc. and Brazos Broadcasting Company (the "Merger Agreements").

     As such counsel, we have reviewed the Registration Statement, the Merger Agreements and certain corporate proceedings. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of certain public officials and of representatives of the Company and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance and sale of the Shares in accordance with the terms of the Merger Agreements, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the prospectus/proxy statement contained in the Registration Statement in the section entitled
"Legal Matters". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Very truly yours,

                                   HEYMAN & SIZEMORE

                                   /s/ Neal H. Ray
                                   -----------------------------------
                                   Neal H. Ray